UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section240.14a-12

MOUNTAIN CREST ACQUISITION CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

Playboy Releases Three and Nine Month Financial Results Through September 30, 2020

Third Quarter 2020 Revenue up 86% YOY to $35.0 million, Net Income of $1.3 million

Third Quarter 2020 Adjusted EBITDA up 130% YOY to $7.4 million

YTD Revenue Up 78% YOY, Driven by Growth of Direct-to-Consumer Business

Announces Post-Merger Parent Company Name Change to PLBY Group, Inc., Signaling

Brand and Business Expansion

LOS ANGELES – DECEMBER 2, 2020 – Playboy Enterprises, Inc. (the “Company” or “Playboy”), one of the largest and most recognizable lifestyle brands in the world, today provided three and nine month 2020 financial results through September 30, 2020. The Company also today announced a change of its parent company name after the completion of its proposed business combination with Mountain Crest Acquisition Corp (Nasdaq: MCAC) (“Mountain Crest”) from Playboy Group, Inc. to PLBY Group, Inc. to reflect its expansion into a leading global pleasure and leisure platform.

Ben Kohn, CEO of Playboy, commented, “I’m thrilled with our performance for the three and nine month periods through September 2020. Revenue grew 86% year over year in the third quarter reflecting the strength in our Direct-to-Consumer segment as well as robust performance from our Licensing segment, including great traction with our PacSun and Missguided collaboration lines and from our Asia style & apparel business.”

Kohn continued, “As we look toward the remainder of 2020, we expect to meet or exceed our recently increased full year 2020 financial projections of $137 million in revenue and $28 million in Adjusted EBITDA1 as the fourth quarter is seasonally our strongest, this year being no exception as we’ve experienced a strong Halloween and early holiday shopping season.”

“As we look ahead to 2021, we are encouraged by the strong traction in our digital commerce offerings, our pipeline of licensing deals and recently launched owned-and-operated products, and the recovery of some of our Covid-related losses in our Gaming and Apparel businesses that we anticipate will come back online as those supply chains normalize. In addition, with interest rates at historic lows, and our pro forma net debt anticipated under $100 million at the close of our merger with Mountain Crest, we have begun debt refinancing discussions and expect to benefit from the financial flexibility that comes with the committed capital, a strong balance sheet and a leverage ratio that we anticipate to be under 2x based on our initial anticipated 2021 forward Adjusted EBITDA of $40 million.”

Three and Nine Month 2020 Financial Results Through September 30, 2020

The Company’s third quarter 2020 net revenues were $35.0 million, representing growth of $16.2 million or 86% over the same period in 2019. This growth was primarily driven by Direct-to-Consumer revenue, which increased $15.1 million, and Licensing revenue, which increased $2.0 million, from the year ago period. In the third quarter 2020, the Company generated net income of $1.3 million compared to a net loss of $3.4 million in the same period in 2019, representing a $4.7 million improvement, and Adjusted EBITDA was $7.4 million, up $4.2 million or 130% over the same period in 2019.

1 Adjusted EBITDA is a Non-GAAP financial measure. Please see the tables at the end of this release for a reconciliation of historical Adjusted EBITDA to the most directly comparable GAAP measure and the discussion below under “Use of Non-GAAP Financial Measures.”

1

On a nine month basis, net revenues were $101.3 million, representing growth of $44.4 million or 78% over the same period in 2019. This growth was primarily driven by Direct-to-Consumer revenue, which increased $40.0 million, and Licensing revenue, which increased $7.0 million, from the year ago period. Net loss for the first nine months of the year improved by $12.8 million, from a net loss of $17.6 million to a net loss of $4.8 million in 2020. Adjusted EBITDA in the first nine months of 2020 was $21.8 million, up $12.3 million or 129% over the same period in 2019.

Kohn continued, “The third quarter was particularly exciting for us as we launched Playboy owned-and-operated Sexual Wellness products, saw strong crossover between our brands with a successful Playboy Midsummer Night’s Dream lingerie collection on Yandy, and made strategic hires in digital product and data science, a key part of our long-term growth plan to drive superior lifetime value of our customers across multiple brands and consumer touchpoints.”

“Additionally, given this strong brand crossover and our robust incubation and M&A pipeline, we’re excited to announce our new corporate positioning as PLBY Group, a signal of our ambition to build the leading platform for pleasure and leisure brands and businesses around the world. We are immensely privileged to have as our cornerstone the original lifestyle brand, Playboy, with its immense global reach and consumer products and experiences that help people around the world enjoy their lives more fully,” Kohn concluded.

Reflecting its expansion into a leading global pleasure and leisure platform, the Company’s new name following the Mountain Crest merger, PLBY Group, Inc., will serve as a holding company that owns, incubates and acquires brands and businesses in four key addressable markets: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. Management anticipates that the corporate name change will take effect in the first quarter of 2021.

Please visit the IR section of Mountain Crest Acquisition Corp’s website at www.mcacquisition.com to access today’s prepared remarks from Playboy management.

About Playboy

Playboy is one of the largest and most recognizable global lifestyle platforms in the world, with a strong consumer business focused on four categories comprising The Pleasure Lifestyle: Sexual Wellness, Style & Apparel, Gaming & Lifestyle and Beauty & Grooming. Under its mission of Pleasure for All, the 67-year-old Playboy brand drives more than $3 billion in global consumer spend and sells products across 180 countries. Playboy is one of the most iconic brands in history.

About Mountain Crest Acquisition Corp

Mountain Crest Acquisition Corp is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Mountain Crest’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus on operating businesses in North America. Visit https://www.mcacquisition.com/.

2

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination described herein (the “Business Combination”), Mountain Crest intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), which includes the preliminary proxy statement filed with the SEC on November 10, 2020, and a definitive proxy statement on Schedule 14A, when available. Promptly after filing its definitive proxy statement relating to the proposed business combination with the SEC, Mountain Crest will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Business Combination. INVESTORS AND STOCKHOLDERS OF MOUNTAIN CREST ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MOUNTAIN CREST WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MOUNTAIN CREST, PLAYBOY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, or by visiting the investor relations section of https://www.mcacquisition.com/.

Participants in the Solicitation

Mountain Crest and its directors and executive officers may be deemed participants in the solicitation of proxies from Mountain Crest’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Mountain Crest, and additional information regarding the interests of such participants are included in the preliminary proxy statement for the proposed Business Combination, and is available at www.sec.gov. Information about Mountain Crest’s directors and executive officers and their ownership of Mountain Crest common stock is set forth in Mountain Crest’s prospectus, dated June 4, 2020, and in the preliminary proxy statement, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the preliminary proxy statement pertaining to the proposed Business Combination, and will be included in a definitive proxy statement on Schedule 14A, when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Playboy and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Mountain Crest in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the preliminary proxy statement for the proposed Business Combination, and will be included in a definitive proxy statement on Schedule 14A, when it becomes available.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Mountain Crest’s and Playboy’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Mountain Crest’s and Playboy’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination.

3

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. In addition, certain financial information, data, projections and statements included herein assume no redemptions by Mountain Crest shareholders in connection with the proposed business combination, and the actual amount of any such redemptions could cause such assumptions and financial information, data, projections and statements to differ materially from those set forth in this release. Most of these factors are outside Mountain Crest’s and Playboy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against Mountain Crest and Playboy following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Mountain Crest and Playboy, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 pandemic on Playboy’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of Mountain Crest’s shares of common stock on Nasdaq following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of Playboy to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that Mountain Crest or Playboy may be adversely affected by other economic, business, and/or competitive factors; (12) risks relating to the uncertainty of the projected financial information with respect to Playboy; (13) risks related to the organic and inorganic growth of Playboy’s business and the timing of expected business milestones; (14) the amount of redemption requests made by Mountain Crest’s stockholders; and (15) other risks and uncertainties indicated from time to time in the final prospectus of Mountain Crest for its initial public offering and the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in Mountain Crest’s other filings with the SEC. Mountain Crest cautions that the foregoing list of factors is not exclusive. Mountain Crest and Playboy caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Mountain Crest and Playboy do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

Some of the financial information contained in this release, such as Adjusted EBITDA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Mountain Crest and Playboy believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating historical or projected operating results and trends in and in comparing Playboy’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and revenue that are required by GAAP to be recorded in Playboy’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and revenue items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents historical non-GAAP financial measures in connection with GAAP results. You should review Playboy’s audited and unaudited financial statements and reconciliations of Adjusted EBITDA to historical net income (loss), the closest GAAP measure, which are included in this release and the preliminary proxy statement filed by Mountain Crest on November 10, 2020 with the SEC. However, not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time.

4

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

Investors

PlayboyIR@icrinc.com

Media

PlayboyPR@icrinc.com

5

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands)

	Three Months Ended September 30,
	2020	2019

Net revenues	$35,004	$18,782
Costs and expenses
Cost of sales	(15,695)	(8,565)
Selling and administrative expenses	(14,827)	(9,186)
Related-party expenses	(257)	(250)
Total costs and expenses	(30,779)	(18,001)
Operating income	4,225	781
Nonoperating income (expense):
Investment income	2	85
Interest expense	(3,417)	(3,531)
Other income (expense), net	72	(46)
Total nonoperating expense	(3,343)	(3,492)
Income (loss) before income taxes	882	(2,711)
Benefit from (provision for) income taxes	384	(650)
Net income (loss) and comprehensive income (loss)	1,266	(3,361)
Net income (loss) attributable to redeemable noncontrolling interest	—	—
Net income (loss) and comprehensive income (loss) attributable to Playboy Enterprises, Inc.	$1,266	$(3,361)

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019

Net revenues	$101,335	$56,871
Costs and expenses
Cost of sales	(50,548)	(25,390)
Selling and administrative expenses	(41,349)	(33,001)
Related-party expenses	(757)	(750)
Total costs and expenses	(92,654)	(59,141)
Operating income (loss)	8,681	(2,270)
Nonoperating income (expense):
Investment income	30	182
Interest expense	(10,073)	(10,884)
Other income (expense), net	73	(87)
Total nonoperating expense	(9,970)	(10,789)
Loss before income taxes	(1,289)	(13,059)
Provision for income taxes	(3,470)	(4,499)
Net loss and comprehensive loss	(4,759)	(17,558)
Net loss attributable to redeemable noncontrolling interest	—	—
Net loss and comprehensive loss attributable to Playboy Enterprises, Inc.	$(4,759)	$(17,558)

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$15,872	$27,744
Restricted cash	968	963
Receivables, net of allowance for doubtful accounts of $284 and $302, respectively	6,581	6,153
Inventories, net	11,959	11,750
Contract assets, current portion	1,262	611
Licensed programming costs	480	502
Stock receivable	4,445	—
Prepaid expenses and other current assets	8,272	6,111
Total current assets	49,839	53,834

Property and equipment, net	5,222	5,932
Trademarks and trade name	336,386	335,934
Goodwill	504	504
Other intangible assets, net	2,518	3,052
Contract assets, net of current portion	6,940	7,391
Other noncurrent assets	12,153	12,004
Total assets	$413,562	$418,651

Liabilities AND stockholders’ EQUITY
Current liabilities:
Accounts payable	$9,180	$7,859
Payables to related parties	7	5
Accrued salaries, wages, and employee benefits	3,998	4,603
Deferred revenues, current portion	15,931	9,857
Long-term debt, current portion	4,052	3,182
Convertible promissory notes	13,500	13,500
Other current liabilities and accrued expenses	16,872	22,143
Total current liabilities	63,540	61,149

Deferred revenues, net of current portion	34,997	41,734
Long-term debt, net of current portion	156,157	157,810
Deferred tax liabilities, net	74,469	72,288
Other noncurrent liabilities	1,568	576
Total liabilities	330,731	333,557

Commitments and contingencies
Redeemable noncontrolling interest	(208)	(208)

Stockholders’ equity:
Common stock, $0.01 par value; 10,000,000 shares authorized at September 30, 2020 and December 31, 2019; 5,646,993 shares issued and 3,681,185 shares outstanding at September 30, 2020 and December 31, 2019	36	36
Treasury stock, at cost: 1,965,808 shares at September 30, 2020 and December 31, 2019	(38,455)	(38,455)
Additional paid-in capital	198,962	196,466
Accumulated deficit	(77,504)	(72,745)
Total stockholders’ equity	83,039	85,302
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$413,562	$418,651

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019
cash flows from Operating activities
Net loss	$(4,759)	$(17,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,169	1,602
Stock-based compensation	2,496	6,655
Amortization of other intangible assets	534	828
Amortization of deferred financing fees	89	15
Loss (gain) on disposals of assets	8	(20)
Deferred income taxes	2,181	485
Increase in trademarks and trade name	(452)	(408)
Decrease (increase) in licensed programming costs	22	(124)
Changes in operating assets and liabilities:
Receivables, net	(428)	2,246
Inventories, net	(209)	(18)
Contract assets	(200)	271
Prepaid expenses and other assets	(2,310)	(694)
Accounts payable	1,321	(524)
Payable to related party	2	(3,261)
Accrued salaries, wages, and employee benefits	(605)	(582)
Deferred revenues	(663)	8,967
Other liabilities and accrued expenses	(4,279)	(916)
Net cash used in operating activities	(6,083)	(3,036)
cash flows from Investing activities
Purchases of property and equipment	(474)	(3,915)
Proceeds from disposals of property and equipment	7	21
Stock receivable	(4,445)	—
Net cash used in investing activities	(4,912)	(3,894)
cash flows from Financing activities
Repayment of long-term debt	(775)	(3,044)
Payment of financing costs	(97)	—
Net cash used in financing activities	(872)	(3,044)
Net decrease in cash and cash equivalents and restricted cash	(11,867)	(9,974)
Balance, beginning of period	28,707	34,545
Balance, end of period	$16,840	$24,571
Cash and cash equivalents and restricted cash consist of:
Cash and cash equivalents	$15,872	$23,610
Restricted cash	968	961
Total	$16,840	$24,571
Supplemental disclosureS of cash flow information
Cash paid for income taxes	$3,331	$3,754
Cash paid for interest	$10,175	$8,305

GAAP Net Income to Adjusted EBITDA Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss)	$1,266	$(3,361)	$(4,759)	$(17,558)
Adjusted for:
Interest expense	3,417	3,531	10,073	10,884
Provision for (benefit from) income taxes	(384)	650	3,470	4,499
Depreciation and amortization	530	1,062	1,703	2,430
EBITDA	4,829	1,882	10,487	255
Adjusted for:
Stock-based compensation	407	627	2,496	6,655
Reduction in force expenses	24	136	2,801	1,184
Non-recurring items	—	379	3,230	762
Management fees and expenses	257	250	757	750
Nonoperating expenses (income)	153	(39)	124	(95)
Transaction expenses	1,764	—	1,880	—
Adjusted EBITDA	$7,434	$3,235	$21,775	$9,511

Important Information and Where To Find It

In connection with the proposed business combination described herein (the “Business Combination”), Mountain Crest Acquisition Corp. (“MCAC”) intends to file relevant materials with the SEC, which includes the preliminary proxy statement filed on November 10, 2020 with the SEC, and a definitive proxy statement on Schedule 14A, when available. Promptly after filing its definitive proxy statement with the SEC, MCAC will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Business Combination. INVESTORS AND STOCKHOLDERS OF MCAC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MCAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCAC, PEI (AS DEFINED BELOW) AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Business Combination n (when they become available), and any other documents filed by MCAC with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting the investor relations section of www.mcacquisition.com.

Participants in the Solicitation

MCAC and its directors and executive officers may be deemed participants in the solicitation of proxies from MCAC’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in MCAC, and additional information regarding the interests of such participants are included in the preliminary proxy statement for the proposed Business Combination and is available at www.sec.gov. Information about MCAC’s directors and executive officers and their ownership of MCAC common stock is set forth in MCAC’s prospectus, dated June 4, 2020, and in the preliminary proxy statement, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the preliminary proxy statement pertaining to the proposed Business Combination, and will be included in a definitive proxy statement on Schedule 14A, when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Playboy Enterprises, Inc. (“PEI”) and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MCAC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the preliminary proxy statement for the proposed Business Combination, and will be included in a definitive proxy statement on Schedule 14A, when it becomes available.

Forward-Looking Statements

The foregoing script contain certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in script regarding the proposed transactions contemplated by the agreement and plan of merger, dated as of September 30, 2020, by and among MCAC, PEI, MCAC Merger Sub Inc. and Suying Liu (as it may be amended and/or restated from time to time, the “Merger Agreement”), including the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on MCAC’s and PEI’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against MCAC and PEI following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of MCAC and PEI, certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 pandemic on PEI’s business and/or the ability of the parties to complete the proposed Business Combination; (6) the inability to obtain or maintain the listing of MCAC’s shares of Common Stock on Nasdaq following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of PEI to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that MCAC or PEI may be adversely affected by other economic, business, and/or competitive factors; (12) risks relating to the uncertainty of the projected financial information with respect to PEI; (13) risks related to the organic and inorganic growth of PEI’s business and the timing of expected business milestones; (14) the amount of redemption requests made by MCAC’s stockholders; and (15) other risks and uncertainties indicated from time to time in the final prospectus of MCAC for its initial public offering dated June 4, 2020 filed with the SEC and the preliminary proxy statement on Schedule 14A filed on November 10, 2020 relating to the proposed Business Combination, including those under “Risk Factors” therein, and in MCAC’s other filings with the SEC. MCAC cautions that the foregoing list of factors is not exclusive. MCAC and PEI caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MCAC and PEI do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its their expectations or any change in events, conditions, or circumstances on which any such statement is based.

START

Operator

Thank you for standing by. Welcome to the Playboy Management’s prepared remarks to discuss Third Quarter and Nine Month year to date financials through September 2020. Listeners are in a listen-only mode, and there will not be a Q&A session following the prepared remarks.

The information discussed today is qualified in its entirety by the Schedule 14A that has been filed today by Mountain Crest and may be accessed on the SEC’s website.

Please note that the press release issued this morning and related SEC documents can also be found on Mountain Crest’s website at http://www.mcacquisition.com/.

Also, statements we make during this call that are not statements of historical facts constitute forward-looking statements that are subject to risks, uncertainties and other factors that could cause our actual results to differ from historical results and/or from our forecast, including those set forth in Mountain Crest’s Schedule 14A filed today and the exhibits thereto. For more information, please refer to the risks, uncertainties and other factors discussed in Mountain Crest’s SEC filings. All cautionary statements that we make during this call are applicable to any forward-looking statements we make wherever they appear. You should carefully consider the risks, uncertainties and other factors discussed in Mountain Crest’s SEC filings. Do not place undue reliance on forward-looking statements, which we assume no responsibility for updating. In addition, statements made today regarding expected cash, leverage and equity ownership following the transaction do not take into account any possible redemptions of existing Mountain Crest shareholders prior to the business combination.

In addition to the Company’s GAAP results, management will also provide certain results on a non-GAAP basis, which excludes non-cash stock-based compensation, non-recurring and non-operating expenses, expenses related to mergers and acquisitions transactions, and certain other non-cash or recurring or non-recurring items. Please refer to Mountain Crest’s Schedule 14A filed today and the exhibits thereto for a detailed reconciliation of GAAP and non-GAAP results.

Hosting today’s call is Ben Kohn, Chief Executive Officer of Playboy Enterprises.

I will now hand the call over to Ben Kohn, Ben?

Ben Kohn, Chief Executive Officer

Thank you, Operator.

Good morning everyone.

Today we released a financial and operational update for the third quarter and year to date period through September 30th 2020. Revenue and Adjusted EBITDA for both periods grew double and triple digits year over year, and we are tracking ahead of our recently announced year end 2020 financial goals, which we now expect to meet or exceed.

We also announced an important step today: the change of our parent company name to PLBY Group, marking a critical signal of our ambition to become the leading pleasure and leisure platform in the world.

With the committed capital and fundamental financial strength and flexibility we expect at the close of our merger in two months, we are well on our path toward our goal of $100M in Adjusted EBITDA by 2025 and poised to capture significant share of the four growing addressable markets where we believe we have an inherent and formidable competitive edge:

•	First, Sexual Wellness – a category contributing about 40% of our revenues today, where our intimacy products and lingerie – sold both on our owned digital distribution as well as across major US retailers – are driving growth into an addressable market we anticipate will reach $400 billion in the next four years.
•	Second, Style & Apparel – Which is about 50% of our revenues today, where we have seen robust performance of our fashion and accessory lines in Asia and in the US during the first nine months of this year.
•	Third, in Gaming & Lifestyle – where we currently drive over $50M of global gross gaming sales on casino-style games, including with our partners Microgaming and Scientific Games.
•	And Fourth, in Beauty & Grooming – Where we are building a strong foundation for fragrance, skincare, men’s grooming and cosmetic product lines.

Our third quarter 2020 net revenues of $35.0 million is up 86% year-over-year, with net income improving to $1.3 million from a $3.4 million loss in the year ago period. Adjusted EBITDA of $7.4 million in the third quarter was up 130% year-over-year.

On a nine month basis, we generated net revenues of $101.3 million in 2020, up 78% over the same period in 2019. Net loss improved by $12.8 million, to a loss of $4.8 million and Adjusted EBITDA was $21.8 million, up $12.3 million or 129% over the same period in 2019.

Direct-to-consumer sales in the Sexual Wellness category contributed to most of that rapid year over year growth. In addition, our double and triple digit year over year revenue and Adjusted EBITDA growth also reflects the longstanding, global strength of our licensing business, with its geographic scale and diversity, and massive reach, despite some limited, pandemic-specific headwinds in gaming & lifestyle and style & apparel which, we expect to normalize in 2021. The licensing business continues to provide highly visible and consistent cash generation, including $400 million of forward booked, contracted minimum guaranteed cashflows - a fantastic foundation upon which to further our owned product development and Direct to Consumer build out.

The third quarter was particularly exciting for us. We launched Playboy owned-and-operated Sexual Wellness products, and saw strong crossover between our brands with a successful Playboy Midsummer Night’s Dream lingerie collection on Yandy. We also made strategic hires in digital product and data science that will play an important role in scaling our D2C platform and driving superior lifetime value of our customers across multiple brands and consumer touchpoints.

As I mentioned a moment ago, these financial results and our commitment to operational excellence bode well for our ability to meet or exceed our recently updated full year 2020 targets of $137 million in revenue and $28 million in Adjusted EBITDA, as well as our ability to achieve our long-term growth plans.

We have a clear and detailed path to achieve our goals and it starts with the vision to build the number one pleasure and leisure platform in the world. This underscores everything we do and becomes incredibly powerful in the context of our financial transaction, where the combination of committed capital, free cash flow generation, and low leverage ensures we are nimble and formidable as we pursue rapid organic and acquisition-led growth in 2021 and beyond.

The Mountain Crest deal, which should close in late January, in combination with the financial strength in our business today, provides the path to deliver long-term shareholder value that we believe is exceptional in the market today.

With the foundation of high margin and global revenue streams, massive consumer reach driven by an irreplaceable global iconic brand, and strong visibility with $400 million of forward-booked cashflows, we are thrilled by the financial flexibility we gain through the Mountain Crest combination, because it unlocks our ability to aggressively pursue growth in various forms. Some of these details are as follows:

•	First, interests between management and shareholders in the Playboy Mountain Crest merger are well aligned. Existing Playboy equity holders including management believe in our Company’s long-term plan, and expect to own at least 66 percent of the company at close and will continue to do so via a one year lock up;
•	Second, our committed capital/unrestricted cash provides us with the necessary capital to fuel our growth strategy going forward, and we will take the necessary steps to ensure that our balance sheet is strong.

a.	One key point to highlight is that we are actively exploring refinancing our debt given record low rates, and with the anticipated proceeds from the Mountain Crest transaction, we expect to have a debt to Adjusted EBITDA leverage ratio of under 2x;

•	And, today we’re a capital light business, and we have $180 million of NOLS inherent in our business, which we expect to provide a significant tax shield against future income. This is particularly key as we are a management team with decades of M&A experience, and as we have communicated, expect M&A to be one component of our overall growth plans.
•	Lastly, since announcing the business combination with Mountain Crest, our acquisition pipeline has become more and more robust, and we are pleased with our relative positioning among smaller, capital constrained players with fewer resources, this is particularly the case in the sexual wellness category, a category we believe we have a unique opportunity to lead in.
•	All in, as we reenter the public markets via this attractive merger, the game changing financial flexibility in our pending capital structure provides the fire power we need to grow this Company both organically and inorganically.
•	Which brings me to the name change of our parent company following the Mountain Crest merger.

We’re so excited to announce our new corporate positioning as PLBY Group, a signal of our ambition to build the leading platform for pleasure and leisure brands and businesses around the world.

We are privileged to have as our cornerstone the original lifestyle brand, Playboy, with its immense global reach, delivering consumer products and experiences that help people around the world enjoy their lives more fully.

PLBY Group will serve as a holding company that owns, incubates and acquires brands and businesses across our four key addressable markets.

We expect to complete the name change in the first quarter of 2021, when we also plan to announce the completion of the business combination. Shortly thereafter, we expect to report full year 2020 results.

Thank you for joining us today and we look forward to communicating with you again soon.